UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 17, 2017

WESTERN GAS PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-34046 (Commission File Number)	26-1075808 (IRS Employer Identification No.)

1201 Lake Robbins Drive The Woodlands, Texas 77380-1046 (Address of principal executive office) (Zip Code)

(832) 636-6000 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 17, 2017, the common and Class C unitholders (collectively, the “unitholders”) of Western Gas Partners, LP (the “Partnership”) approved the Western Gas Partners, LP 2017 Long-Term Incentive Plan (the “LTIP”). The LTIP became effective by its terms on the date of approval by the unitholders. The LTIP authorizes 2,250,000 common units to be available for delivery with respect to awards thereunder and was adopted because the currently effective Western Gas Partners, LP 2008 Long-Term Incentive Plan, which was adopted at the time of the Partnership’s initial public offering in 2008, is expiring in May 2018.

The purpose of the LTIP is to promote the interests of the Partnership, its general partner, Western Gas Holdings, LLC (the “General Partner”), and their respective affiliates by providing employees, officers and directors incentive compensation awards that are denominated in or based on the Partnership’s common units. In furtherance of such purpose, the LTIP provides for the issuance of a variety of equity-based grants, including grants of (i) options, (ii) unit appreciation rights, (iii) restricted units, (iv) phantom units, (v) cash awards, (vi) performance awards, (vii) unrestricted units, (viii) substitute awards and (ix) other unit-based awards (collectively referred to as “Awards”). In addition, eligible participants may receive distribution equivalent rights tandem to any Award other than a grant of restricted units or unrestricted units.

The LTIP will be administered by a committee (the “Committee”) of the Board of Directors of the General Partner (the “Board”), unless the Board declines to appoint such a Committee, in which case, the Board shall serve as the Committee and administer the LTIP. The Committee has broad discretion to administer the LTIP, interpret its provisions, and adopt policies for implementing the LTIP. This discretion includes the power to designate participants; determine the type or types of Awards to be granted to a participant; determine the number of common units to be covered by Awards; determine the terms and conditions of any Award; determine whether, to what extent, and under what circumstances Awards may be settled (including settlement in cash), exercised, canceled, or forfeited; interpret and administer the LTIP and any instrument or agreement relating to an Award; establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the LTIP; and make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the LTIP. The LTIP will terminate on the earliest of (i) the date terminated by the Board, (ii) the date all available common units under the LTIP have been paid or issued, or (iii) October 17, 2027.

The foregoing description of the LTIP in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full text of the LTIP, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

A special meeting of the Partnership’s unitholders was held on October 17, 2017, at which unitholders were asked to consider and vote upon a proposal to approve the LTIP (the “LTIP Proposal”).
The number of votes cast by unitholders, in the aggregate, with respect to the LTIP Proposal were as follows:

For	Against	Abstain	Votes For (as % of Votes Cast)	Votes For (as % of Total)
110,046,301	28,299,277	101,602	79.54%	66.46%

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Western Gas Partners, LP 2017 Long-Term Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN GAS PARTNERS, LP

		By:	Western Gas Holdings, LLC, its general partner

Dated:	October 17, 2017	By:	/s/ Philip H. Peacock
Philip H. Peacock Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Western Gas Partners, LP 2017 Long-Term Incentive Plan.